                                 Exhibit 23.2

                    CONSENT OF BARATZ AND ASSOCIATES, P.A.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Covalent Group, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 3 to S-3 Registration Statement of our report dated February 5, 1997 included in Covalent Group, Inc.'s Form 10-KSB/A Amendment No. 2 for the year ended December 31, 1997 and to all references to our Firm included in this Amendment No. 3 to S-3 Registration Statement.

                                      BARATZ AND ASSOCIATES, P.A.

                                      /s/ Baratz and Associates, P.A.


Marlton, New Jersey

August 31, 1998